Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Contacts:
Satya Kumar, Investor Relations, phone: 510-572-3232, e-mail: satya.kumar@lamresearch.com
Lam Research Corporation Reports Financial Results for the Quarter Ended December 27, 2015
FREMONT, Calif., January 27, 2016 - Lam Research Corp. (Nasdaq: LRCX) today announced financial results for the quarter ended December 27, 2015 (the "December 2015 quarter").
Highlights for the December 2015 quarter were as follows:

•	Shipments of $1,288 million and revenue of $1,426 million.

•	GAAP gross margin of 43.9%, GAAP operating margin of 16.8%, and GAAP diluted EPS of $1.28.

•	Non-GAAP gross margin of 45.5%, non-GAAP operating margin of 20.8%, and non-GAAP diluted EPS of $1.57.
Key Financial Data for the Quarters Ended December 27, 2015 and September 27, 2015
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	December 2015	September 2015	Change Q/Q
Shipments	$1,287,893	$1,579,298	- 18%
Revenue	$1,425,534	$1,600,043	- 11%
Gross margin as percentage of revenue	43.9%	45.1%	- 120 bps
Operating margin as percentage of revenue	16.8%	21.0%	- 420 bps
Diluted EPS	$1.28	$1.66	- 23%

Non-GAAP
	December 2015	September 2015	Change Q/Q
Shipments	$1,287,893	$1,579,298	- 18%
Revenue	$1,425,534	$1,600,043	- 11%
Gross margin as percentage of revenue	45.5%	46.5%	- 100 bps
Operating margin as percentage of revenue	20.8%	23.8%	- 300 bps
Diluted EPS	$1.57	$1.82	- 14%
U.S. GAAP Financial Results
For the December 2015 quarter, revenue was $1,426 million, gross margin was $627 million, or 43.9% of revenue, operating expenses were $388 million, operating margin was 16.8% of revenue, and net income was $223 million, or $1.28 per diluted share on a GAAP basis. This compares to revenue of $1,600 million, gross margin of $722 million, or 45.1% of revenue, operating expenses of $387 million, operating margin of 21.0% of revenue, and net income of $289 million, or $1.66 per diluted share, for the quarter ended September 27, 2015 (the “September 2015 quarter”).
Non-GAAP Financial Results
For the December 2015 quarter, non-GAAP gross margin was $648 million or 45.5% of revenue, non-GAAP operating expenses were $352 million, non-GAAP operating margin was 20.8% of revenue, and non-GAAP net income was $270 million, or $1.57 per diluted share. This compares to non-GAAP gross margin of $744 million or 46.5% of revenue, non-GAAP operating expenses of $364 million, non-GAAP operating margin of 23.8% of revenue, and non-GAAP net income of $313 million, or $1.82 per diluted share for the September 2015 quarter.

“Lam’s strong December quarter concludes a historic year for Lam, headlined by the delivery of nearly $6 billion in shipments and revenue, and over six dollars in EPS,” said Martin Anstice, Lam Research’s president and chief executive officer. “Strong execution combined with our ability to capitalize on the inflection-driven market expansion continued to drive outperformance in profitable growth. We remain committed to invest proactively and broadly to create enabling value for our customers and growth for Lam. We are excited about our proposed business combination with KLA-Tencor, which upon completion will deliver a new and unmatched capability to the benefit of the global semiconductor industry.”

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Balance Sheet and Cash Flow Results
Cash and cash equivalents, short-term investments, and restricted cash and investments balances increased to $4.7 billion at the end of the December 2015 quarter compared to $4.5 billion at the end of the September 2015 quarter. This increase was primarily the result of approximately $295 million in cash flows from operating activities which was partially offset by approximately $13 million of treasury stock repurchases related to net share settlement on employee stock-based compensation; approximately $28 million of capital expenditures; and approximately $48 million of dividends paid to stockholders during the December 2015 quarter.

Deferred revenue at the end of the December 2015 quarter decreased to $395 million as compared to $517 million at the end of the September 2015 quarter. Deferred profit at the end of the December 2015 quarter decreased to $261 million as compared to $325 million at the end of the September 2015 quarter. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to Japanese customers was approximately $109 million as of December 27, 2015.
Geographic Distribution
The geographic distribution of shipments and revenue during the December 2015 quarter is shown in the following table:

Region	Shipments	Revenue
Taiwan	38%	31%
Japan	21%	22%
China	9%	17%
Korea	15%	15%
United States	8%	7%
Southeast Asia	5%	5%
Europe	4%	3%
Outlook
For the March 2016 quarter, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP
Shipments	$1.43 Billion	+/-	$75 Million	—		$1.43 Billion	+/-	$75 Million
Revenue	$1.30 Billion	+/-	$75 Million	—		$1.30 Billion	+/-	$75 Million
Gross margin	42.4%	+/-	1%	$21	Million	44.0%	+/-	1%
Operating margin	14.2%	+/-	1%	$37	Million	17.0%	+/-	1%
Net income per diluted share	$0.77	+/-	$0.10	$50	Million	$1.07	+/-	$0.10
Diluted share count	174.5 Million			2	Million	172.5 Million
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release, and does not incorporate the potential impact of any KLA-Tencor related acquisition or integration expenses, business combinations, asset acquisitions, divestitures, financing arrangements, other investments, or other significant transactions that may be completed after the date of this release. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•	Gross Margin - amortization related to intangible assets acquired in the Novellus transaction, $21 million.

•	Operating margin - amortization related to intangible assets acquired in the Novellus transaction, $37 million.

•
Earnings per share - amortization related to intangible assets acquired in the Novellus transaction, $37 million; amortization of note discounts, $9 million; amortization of bridge loan issuance costs associated with the KLA-Tencor acquisition, $18 million and associated tax benefit for non-GAAP items ($14) million; totaling $50 million.

•	Diluted share count - impact of a note hedge issued contemporaneously with the convertible notes due 2016 and 2018, 2 million shares.
Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the December 2015 and September 2015 quarters exclude amortization related to intangible assets acquired in the Novellus transaction, restructuring impacts, the amortization of notes discounts, and tax expense (benefit) of non-GAAP items. Additionally, the December 2015 quarter non-GAAP results exclude costs associated with the KLA-Tencor acquisition, amortization of bridge loan issuance costs associated with the KLA-Tencor acquisition, and income tax benefit from tax extenders primarily the research and development credit; and the September 2015 quarter non-GAAP results exclude cumulative income tax benefits due to a court ruling.
Management uses non-GAAP gross margin, operating income, operating expenses, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at http://investor.lamresearch.com .

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Cautionary Statement Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to; the estimated future revenue from shipments to Japanese customers, our expected revenue growth, our ability to continue to successfully execute our growth strategy and solve our customers’ critical challenges through the delivery of differentiated products and services in market expanding technology inflections, our ability to achieve market growth gains at key inflections, our ability to continue to outperform, our commitment and ability to deliver growth and value for our customers and our stockholders; the nature of the capabilities we deliver for the benefit of the global semiconductor industry following our proposed acquisition of KLA-Tencor Corporation ("KLA-Tencor")(the "proposed transaction"); the extent of inflection driven expansion in our served available market, and our guidance for shipments, revenue, gross margin, operating margin, earnings per share, and diluted earnings per share and share count. Some factors that may affect these forward-looking statements include: the proposed transaction may not close and if it does close we may not receive the expected benefits of the proposed transaction, such as the scale and breadth of critical technologies and better financial performance for our stockholders; our stockholders and the KLA-Tencor stockholders may not support the proposed transaction; business conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate; and the strength of the financial position reflected in documents filed or furnished by us with the Securities and Exchange Commission, including specifically our annual report on Form 10-K for the fiscal year ended June 28, 2015 and quarterly report on Form 10-Q for the fiscal quarter ended September 27, 2015, may not be as anticipated. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance of Lam, KLA-Tencor, or the merged company, following the implementation of the proposed transaction or otherwise. No statement contained herein should be interpreted to mean that the revenue, margins, earnings per share, cash flows or other financial performance metrics of Lam Research or the merged company for the current or future financial years would necessarily match or exceed the historical published figures.
Additional Information and Where to Find It
This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed transaction will be submitted to the stockholders of each of Lam and KLA-Tencor for their consideration. On December 7, 2015, Lam and KLA-Tencor filed with the SEC a Registration Statement on Form S-4 that includes a preliminary joint proxy statement of Lam and KLA-Tencor and a prospectus for Lam. The Registration Statement on Form S-4 was amended on January 12, 2016 and declared effective by the SEC on January 13, 2016. Each of Lam and KLA-Tencor mailed the definitive joint proxy statement/prospectus to their respective stockholders on or about January 19, 2016. Lam and KLA-Tencor also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document that Lam or KLA-Tencor may file with the SEC in connection with the proposed transaction. Investors and security holders of Lam and KLA-Tencor are urged to read the joint proxy statement/prospectus and any other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they contain, or will contain, important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and stockholders are able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by Lam on Lam’s Investor Relations website (investor.lamresearch.com) or by writing to Lam Research Corporation, Investor Relations, 4650 Cushing Parkway, Fremont, CA 94538-6401 (for documents filed with the SEC by Lam), or by KLA-Tencor on KLA-Tencor’s Investor Relations website (ir.kla-tencor.com) or by writing to KLA-Tencor Corporation, Investor Relations, One Technology Drive, Milpitas, California 95035 (for documents filed with the SEC by KLA-Tencor).
Participants in the Solicitation
Lam, KLA-Tencor, their respective directors, and certain of their respective executive officers, other members of management and employees, may, under SEC rules, be deemed to be participants in the solicitation of proxies from Lam and KLA-Tencor stockholders in connection with the proposed transaction. Information regarding the persons who, under SEC rules, are or may be deemed to be participants in the solicitation of Lam and KLA-Tencor stockholders in connection with the proposed transaction is set forth in the definitive joint proxy statement/prospectus that was filed with the SEC on January 13, 2016.
About Lam Research
Lam Research Corp. (Nasdaq: LRCX) is a trusted global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam’s broad portfolio of market-leading deposition, etch, and clean solutions helps customers achieve success on the wafer by enabling device features that are 1,000 times smaller than a grain of sand, resulting in smaller, faster, more powerful, and more power-efficient chips. Through collaboration, continuous innovation, and delivering on commitments, Lam is transforming atomic-scale engineering and enabling its customers to shape the future of technology. Based in Fremont, Calif., Lam Research is a Nasdaq-100 Index ® and S&P 500 ® company whose common stock trades on the Nasdaq Global Select Market(SM) under the symbol LRCX. For more information, please visit http://www.lamresearch.com . (LRCX-F)
Consolidated Financial Tables Follow.

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Lam Announces Financial Results for the December 2015 Quarter

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)

	Three Months Ended			Six Months Ended
	December 27, 2015	September 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
	(unaudited)
Revenue	$1,425,534	$1,600,043	$1,232,241	$3,025,577	$2,384,609
Cost of goods sold	799,024	877,680	695,584	1,676,704	1,342,413
Gross margin	626,510	722,363	536,657	1,348,873	1,042,196
Gross margin as a percent of revenue	43.9%	45.1%	43.6%	44.6%	43.7%
Research and development	220,754	234,209	196,768	454,963	385,702
Selling, general and administrative	166,922	152,726	151,148	319,648	299,455
Total operating expenses	387,676	386,935	347,916	774,611	685,157
Operating income	238,834	335,428	188,741	574,262	357,039
Operating income as a percent of revenue	16.8%	21.0%	15.3%	19.0%	15.0%
Other expense, net	(29,935)	(27,121)	(9,799)	(57,056)	(15,447)
Income before income taxes	208,899	308,307	178,942	517,206	341,592
Income tax benefit (expense)	14,081	(19,628)	(2,002)	(5,547)	(23,571)
Net income	$222,980	$288,679	$176,940	$511,659	$318,021
Net income per share:
Basic	$1.41	$1.82	$1.11	$3.23	$1.98
Diluted	$1.28	$1.66	$1.00	$2.94	$1.80
Number of shares used in per share calculations:
Basic	158,424	158,352	159,248	158,388	160,467
Diluted	174,242	174,374	177,046	174,308	177,082
Cash dividend declared per common share	$0.30	$0.30	$0.18	$0.60	$0.36

Lam Announces Financial Results for the December 2015 Quarter

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 27, 2015	September 27, 2015	June 28, 2015
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$1,967,873	$1,744,325	$1,501,539
Investments	2,507,607	2,587,474	2,574,947
Accounts receivable, net	1,089,850	1,088,942	1,093,582
Inventories	879,821	916,683	943,346
Other current assets	225,046	178,557	157,435
Total current assets	6,670,197	6,515,981	6,270,849
Property and equipment, net	643,746	636,769	621,418
Restricted cash and investments	207,568	183,455	170,969
Goodwill and intangible assets	2,039,213	2,076,164	2,115,649
Other assets	189,697	182,062	185,763
Total assets	$9,750,421	$9,594,431	$9,364,648
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of convertible notes and capital leases	$973,697	$969,392	$1,359,650
Other current liabilities	1,249,283	1,312,549	1,271,711
Total current liabilities	2,222,980	2,281,941	2,631,361
Long-term debt and capital leases	1,404,683	1,400,615	1,001,382
Income taxes payable	257,502	247,448	202,930
Other long-term liabilities	135,303	127,607	184,023
Total liabilities	4,020,468	4,057,611	4,019,696
Temporary equity, convertible notes	177,662	178,665	241,808
Stockholders’ equity (2)	5,552,291	5,358,155	5,103,144
Total liabilities and stockholders’ equity	$9,750,421	$9,594,431	$9,364,648

(1)	Derived from audited financial statements
(2)	Common shares issued and outstanding were 158,568 as of December 27, 2015, 158,101 as of September 27, 2015, and 158,531 as of June 28, 2015.

Lam Announces Financial Results for the December 2015 Quarter

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Six Months Ended
	December 27, 2015	September 27, 2015	December 28, 2014	December 27, 2015	December 28, 2014
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$222,980	$288,679	$176,940	$511,659	$318,021
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,798	70,590	69,536	142,388	137,421
Deferred income taxes	8,176	(5,563)	3,320	2,613	6,506
Equity-based compensation expense	32,570	35,774	30,632	68,344	62,672
Income tax benefit on equity-based compensation plans	2,168	3,545	1,141	5,713	11,002
Excess tax benefit on equity-based compensation plans	(2,181)	(3,572)	(599)	(5,753)	(11,003)
Amortization of note discounts and issuance costs	23,649	9,831	9,199	33,480	18,299
Gain on sale of business	—	—	—	—	(7,431)
Other, net	10,592	10,011	1,607	20,603	7,133
Changes in operating assets and liabilities	(75,207)	39,702	(130,537)	(35,505)	(240,220)
Net cash provided by operating activities	294,545	448,997	161,239	743,542	302,400
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(28,143)	(49,454)	(61,363)	(77,597)	(103,234)
Business acquisitions, net of cash acquired	—	—	—	—	(1,137)
Net sale (purchase) of available-for-sale securities	39,202	(28,203)	(321,590)	10,999	(311,945)
Repayment of notes receivable	8,082	—	3,978	8,082	3,978
Proceeds from sale of business	—	—	—	—	41,212
Other, net	(4,746)	(1,500)	100	(6,246)	122
Net cash provided by (used for) investing activities	14,395	(79,157)	(378,875)	(64,762)	(371,004)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations and payments for debt issuance costs	(28,374)	(96)	(674)	(28,470)	(781)
Excess tax benefit on equity-based compensation plans	2,181	3,572	599	5,753	11,003
Treasury stock purchases	(12,798)	(98,385)	(65,536)	(111,183)	(373,958)
Dividends paid	(47,896)	(47,659)	(29,381)	(95,555)	(58,621)
Re-issuance of treasury stock related to employee stock purchase plan	—	19,245	—	19,245	16,919
Proceeds from issuance of common stock	1,173	377	4,223	1,550	8,832
Other, net	(22)	(300)	—	(322)	—
Net cash used for financing activities	(85,736)	(123,246)	(90,769)	(208,982)	(396,606)
Effect of exchange rate changes on cash and cash equivalents	344	(3,808)	(3,998)	(3,464)	(6,192)
Net increase (decrease) in cash and cash equivalents	223,548	242,786	(312,403)	466,334	(471,402)
Cash and cash equivalents at beginning of period	1,744,325	1,501,539	1,293,678	1,501,539	1,452,677
Cash and cash equivalents at end of period	$1,967,873	$1,744,325	$981,275	$1,967,873	$981,275

Lam Announces Financial Results for the December 2015 Quarter

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	December 27, 2015	September 27, 2015
Revenue	$1,425,534	$1,600,043
Gross margin	$648,409	$743,984
Gross margin as percentage of revenue	45.5%	46.5%
Operating expenses	$352,135	$363,596
Operating income	$296,274	$380,388
Operating margin as a percentage of revenue	20.8%	23.8%
Net income	$270,313	$313,045
Net income per diluted share	$1.57	$1.82
Shares used in per share calculation - diluted	171,796	172,046
Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and U.S. GAAP number of dilutive shares to Non-GAAP number of dilutive shares
(in thousands, except per share data)
(unaudited)

	Three Months ended
	December 27, 2015	September 27, 2015	June 28, 2015	March 29, 2015
U.S. GAAP net income	$222,980	$288,679	$131,271	$206,285
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	21,250	21,250	21,286	21,286
Acquisition-related inventory fair value impact - cost of goods sold	649	—	1,192	308
Impairment of long lived asset - cost of goods sold	—	—	9,821	—
Restructuring charges - cost of goods sold	—	371	—	—
Restructuring charges - research and development	34	4,206	—	—
Acquisition costs - selling, general and administrative	17,392	—	—	—
Amortization related to intangible assets acquired in Novellus transaction -selling, general and administrative	16,083	16,083	16,083	16,083
Restructuring charges - selling, general and administrative	2,032	3,050	434	(495)
Goodwill impairment - selling, general and administrative	—	—	79,444	—
Amortization of note discounts - other expense, net	9,258	9,122	9,019	8,749
Amortization of bridge loan issuance costs - other expense, net	13,573	—	—	—
Net income tax benefit on non-GAAP items	(19,335)	(7,791)	(9,605)	(7,181)
Cumulative income tax benefit due to a court ruling	—	(21,925)	—	—
Income tax expense (benefit) on resolution or additional accrual for certain tax matters	—	—	1,078	(124)
Income tax benefit from tax extenders, primarily the research and development credit	(13,603)	—	—	—
Non-GAAP net income	$270,313	$313,045	$260,023	$244,911
Non-GAAP net income per diluted share	$1.57	$1.82	$1.50	$1.40
U.S. GAAP number of shares used for per diluted share calculation	174,242	174,374	176,575	177,531
Effect of convertible note hedge	(2,446)	(2,328)	(2,934)	(3,060)
Non-GAAP number of shares used for per diluted share calculation	171,796	172,046	173,641	174,471

Lam Announces Financial Results for the December 2015 Quarter

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(unaudited)

	Three Months Ended
	December 27, 2015	September 27, 2015
U.S. GAAP gross margin	$626,510	$722,363
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	21,250	21,250
Acquisition-related inventory fair value impact - cost of goods sold	649	—
Restructuring charges - cost of goods sold	—	371
Non-GAAP gross margin	$648,409	$743,984
U.S. GAAP gross margin as a percentage of revenue	43.9%	45.1%
Non-GAAP gross margin as a percentage of revenue	45.5%	46.5%
U.S. GAAP operating expenses	$387,676	$386,935
Pre-tax non-GAAP items:
Restructuring charges - research and development	(34)	(4,206)
Acquisition costs - selling, general and administrative	(17,392)	—
Amortization related to intangible assets acquired in Novellus transaction -selling, general and administrative	(16,083)	(16,083)
Restructuring charges - selling, general and administrative	(2,032)	(3,050)
Non-GAAP operating expenses	$352,135	$363,596
Non-GAAP operating income	$296,274	$380,388
GAAP operating margin as percent of revenue	16.8%	21.0%
Non-GAAP operating margin as a percent of revenue	20.8%	23.8%